Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13G with respect to the securities of Tango Therapeutics, Inc. is, and any amendments thereto signed by each or any of the undersigned shall be, filed on behalf of each of such person pursuant to, and in accordance with, the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Dated: 09/22/2025

INVUS PUBLIC EQUITIES, L.P.

By: INVUS PUBLIC EQUITIES ADVISORS,

LLC, its general partner

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: President

INVUS PUBLIC EQUITIES ADVISORS, LLC

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: President

INVUS GLOBAL MANAGEMENT, LLC

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: President

SIREN, L.L.C.

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: President

AVICENNA LIFE SCI MASTER FUND LP

By: AVICENNA LIFE SCI MASTER GP LLC, its general partner

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: Chief Executive Officer

AVICENNA LIFE SCI MASTER GP LLC

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: Chief Executive Officer

ULYS, L.L.C.

By: /s/ Raymond Debbane

Name: Raymond Debbane

Title: President

MR. RAYMOND DEBBANE

By: /s/ Raymond Debbane